Exhibit 99.1

2026 BLEICHROEDER ACQUISITION CORP. II FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED 207196 Bleichroeder Acq Corp II Proxy Card Rev7 Front PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on XXXXX XX, 2026 . INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Extraordinary General Meeting, you will need your 12 digit control number to vote electronically at the Extraordinary General Meeting. To attend, visit: https://www.cstproxy.com/bspac2/2026 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK YYY EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BLEICHROEDER ACQUISITION CORP. II The undersigned appoints Marcello Padula and Robert Folino, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Bleichroeder Acquisition Corp . II (“ Bleichroeder ”) held of record by the undersigned at the close of business on XXXXXX XX, 2026 , at the Extraordinary General Meeting of Bleichroeder to be held at Reed Smith LLP, 2850 N . Harwood St . , Suite 1500 , Dallas, Texas 75201 , and online via live webcast at https : //www . cstproxy . com/bspac 2 / 2026 to be held on XXXXXX XX, 2026 , or at any adjournment thereof . THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED . IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS . PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY . (Continued and to be marked, dated and signed on the other side)

207196 Bleichroeder Acq Corp II Proxy Card Rev7 Back

2026

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders

To view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to: https://www.cstproxy.com/bspac2/2026

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

1. **Business Combination Proposal** — to approve by ordinary resolution, subject to the passing of each of the other Condition Precedent Proposals, the entry into, execution, and adoption of the Agreement and Plan of Merger, dated as of February 28, 2026, as subsequently amended and supplemented; FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **The Reincorporation Merger Proposal** — to approve, by a special resolution, that subject to the passing of each of the other Condition Precedent Proposals, the Reincorporation Merger and the entry into and execution of the Reincorporation Plan of Merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, subject to such amendments as may be approved by the directors of Bleichroeder and the authorized signatories of Merger Sub; FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **The Merger Proposal** — to approve, by a special resolution, subject to the passing of each of the other Condition Precedent Proposals, and following the Reincorporation Merger Effective Time, the French Merger Agreement and the entry into and execution of the French Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C; FOR ☐ AGAINST ☐ ABSTAIN ☐

4. **The Governing Documents Proposal** — to approve, by a special resolution, subject to the passing of each of the other Condition Precedent Proposals, following the Reincorporation Merger Effective Time and by virtue of the Merger, the Proposed Governing Documents with effect from the closing of the Business Combination; FOR ☐ AGAINST ☐ ABSTAIN ☐

5. **The Advisory Governing Documents Proposals** — the six separate proposals to approve on an advisory, non-binding basis by an ordinary resolution, subject to the passing of each of the other Condition Precedent Proposals the material differences between the Proposed Governing Documents and the Existing Governing Documents;

   5A: Under the Proposed Governing Documents, directors of New Pasqal would be appointed by shareholders through ordinary resolution, and the New Pasqal Board would have the ability to fill vacancies arising from death, resignation, or removal between shareholder meetings, subject to ratification at the next meeting; FOR ☐ AGAINST ☐ ABSTAIN ☐

   5B: The Proposed Governing Documents would eliminate the advance notice procedures and defaults to French laws, which allows shareholders holding a minimum percentage of share capital (starting at 5%) to request that draft resolutions be added to the meeting agenda, subject to statutory filing requirements generally no later than 25 days before the meeting; FOR ☐ AGAINST ☐ ABSTAIN ☐

   5C: The New Pasqal Articles of Association would change the company name of New Pasqal from "Bleichroeder Acquisition France Merger Sub 2" to "Pasqal Holding SA"; FOR ☐ AGAINST ☐ ABSTAIN ☐

   5D: The New Pasqal Articles of Association would remove certain provisions related to Bleichroeder's status as a blank check company that will no longer be applicable upon consummation of the Business Combination; FOR ☐ AGAINST ☐ ABSTAIN ☐

   5E: Under the Proposed Governing Documents, the New Pasqal Board would be authorized, for a period of up to twenty-six (26) months following the Closing, to increase or decrease New Pasqal's authorized share capital, subject to applicable French law and the limitations set forth in the New Pasqal Articles of Association; and FOR ☐ AGAINST ☐ ABSTAIN ☐

   5F: Under the Proposed Governing Documents, the New Pasqal Board would be authorized, for a period of up to twelve (12) months following the Closing, to reduce the par value of the New Pasqal Ordinary Shares; FOR ☐ AGAINST ☐ ABSTAIN ☐

6. **The Director Election Proposal** — to approve, by an ordinary resolution, subject to the passing of each of the other Condition Precedent Proposals, the election of directors to serve on the New Pasqal Board following the consummation of the Business Combination for the applicable term; FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

   (1) Dr. Wasiq Bokhari
   (2) Andrew Gundlach
   (3) Georges-Olivier Reymond
   (4) Michel Combes
   (5) Barbara Dalibard
   (6) Michael Blitzer
   (7) Alain Aspect
   (8) Nicolas Berdou
   (9) Jean Raby

To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the name(s) of the nominee(s) on the line below

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7. **The Incentive Plan Proposals —** to approve, by four separate ordinary resolutions, subject to the approval of each of the other Condition Precedent Proposals, the adoption of each of the following incentive plans and the approval of the warrant delegation:

   7A: the RSU Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex I-1; FOR ☐ AGAINST ☐ ABSTAIN ☐

   7B: the BSPCE Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex I-2; FOR ☐ AGAINST ☐ ABSTAIN ☐

   7C: the Stock Option Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex I-3; and FOR ☐ AGAINST ☐ ABSTAIN ☐

   7D: being the delegation of authority to grant warrants (*bons de souscription d'actions*) in accordance with article L.228-91 et seq. of the French Commercial Code, with the terms and conditions applicable to such warrants to be decided and approved by New Pasqal's Board (*conseil d'administration*); FOR ☐ AGAINST ☐ ABSTAIN ☐

8. **The Share Issuance Proposal** — to approve, by an ordinary resolution, including for purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), and subject to the passing of each of the other Condition Precedent Proposals, the issuance or potential issuance of (i) the Senior Unsecured Convertible Bonds, (ii) the Investment Warrants, (iii) New Pasqal Ordinary Shares to be issued to New Pasqal Shareholders in connection with the Business Combination, and (iv) New Pasqal Ordinary Shares issuable upon the conversion or exercise of the Senior Unsecured Convertible Bonds and Investment Warrants; and FOR ☐ AGAINST ☐ ABSTAIN ☐

9. **The Adjournment Proposal** — to approve, by an ordinary resolution, the adjournment of the extraordinary general meeting to a later date or dates, if necessary or convenient, in the reasonable determination of the chairman of Bleichroeder (x) to permit further solicitation and vote of proxies in the event that there are insufficient votes for any of the foregoing, (y) if Bleichroeder determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (z) to facilitate the Reincorporation Merger, the Merger or any other transaction contemplated in connection with the Business Combination (i) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Bleichroeder's shareholders or (ii) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of the proposals at the extraordinary general meeting. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature______________________ **Signature, if held jointly**______________________ **Date**__________**2026.**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.